                                                                    Exhibit 10.1

                              FIRST AMENDMENT TO

                     AMENDED AND RESTATED CREDIT AGREEMENT

     This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the "First
                                                                         -----
Amendment") is entered into as of the 3rd day of June, 1998 by and between Sanwa
---------
Bank California, a California banking corporation (the "Bank"), and BRE
                                                        ----
Properties, Inc., a Maryland corporation (the "Borrower").
                                               --------

                                    RECITALS
                                    --------

     A. Pursuant to an Amended and Restated Credit Agreement dated as of December 31, 1997 (as amended, modified, or waived, the "Credit Agreement"), the
                                                         ----------------
Bank agreed to extend credit to the Borrower on the terms and conditions contained therein.

     B. Within the Credit Limit (as such term and all other capitalized terms used in this First Amendment, but not otherwise defined, are defined in the Credit Agreement) and in addition to LIBOR Loans and Reference Rate Loans, the Borrower has asked the Bank to make Loans to the Borrower on which the interest is calculated for a period of up to thirty (30) days at a fixed rate quoted from time to time by the Bank to the Borrower and accepted by the Borrower.

     C. The Bank has agreed to make such Loans available to the Borrower on the terms and conditions contained in this First Amendment.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that the Credit Agreement shall be amended as follows:

1.  AMENDMENTS.
    ----------

     1.1  Amendments to Definitions.  The following definitions in Section 1.1
          -------------------------
of the Credit Agreement are amended to read as follows:

          "'Interest Period' shall mean:
            ---------------

                "(a) with respect to any LIBOR Loan, the period commencing on the date advanced and ending one, two, three, six or twelve months thereafter, as designated in the relevant Loan Request; provided, however, that (1) any Interest Period which would otherwise end on a day which is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day unless by such extension it would fall in another calendar month, in which case such Interest Period shall end on the immediately preceding LIBOR Business Day, (2) any Interest Period applicable to a LIBOR Loan which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall, subject to the provisions of clause (1) hereof, end on the last day of such calendar month, and (3) no such Interest Period shall extend beyond the relevant Expiration Date; and

                "(b) with respect to any Bid Rate Loan, the period commencing on the date advanced and ending on the number of days thereafter (but not more than thirty (30) days thereafter) specified in the Borrower's Loan Request for such Bid Rate Loan."

       "'Loan' shall mean a Revolving Loan or Bid Rate Loan."
         ----

       "'Loan Request' shall mean a written request for a Loan in form and
         ------------
       substance satisfactory to the Bank. In the case of a request for a Bid Rate Loan, a Loan Request shall include a request for the Bank to submit an offer to make such Bid Rate Loan for a specified Interest Period at a fixed interest rate per annum to be specified by the Bank."

     1.2  New Definitions.  The following new definitions are added to Section
          ---------------
1.1 of the Credit Agreement in correct alphabetical order:

       "'Bid Rate Loans' shall have the meaning set forth in Section 2.1(b)
         --------------                                      --------------
       below."

       "'Revolving Loans' shall have the meaning set forth in Section 2.1(a)
         ---------------                                      --------------
       below."

   1.3  Amendments to Credit Facilities and Miscellaneous Provisions.  Articles
        ------------------------------------------------------------
2 and 3 of the Credit Agreement are amended to read as follows:


       "2.  CREDIT FACILITIES.
            -----------------

       "2.1  Credit Limits.
             -------------

                "(a)  Revolving Loans.  On the terms and subject to the
                      ---------------
       conditions set forth herein, the Bank agrees that it shall, from time to time, until the Expiration Date (as such term and capitalized terms not otherwise defined herein are defined in Section 1 above) make revolving loans (each a 'Revolving Loan' and, collectively, the 'Revolving Loans') to the Borrower in an aggregate amount with all its other outstanding Loans not to exceed the Credit Limit minus the face amount of Outstanding Letters of Credit. Revolving Loans may be repaid and reborrowed in accordance with this Agreement.

                "(b)  Bid Rate Loans.  On the terms and subject to the
                      --------------
       conditions set forth herein, the Bank agrees that it may, from time to time in its discretion,

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

       until the Expiration Date make bid rate loans (each a 'Bid Rate Loan' and, collectively, the 'Bid Rate Loans') to the Borrower in an aggregate amount not to exceed at any one time the lesser of (i) $15,000,000 or
       (ii) the Credit Limit minus outstanding Revolving Loans and Outstanding Letters of Credit. Bid Rate Loans may be repaid and reborrowed in accordance with this Agreement.

                "(c)  Letters of Credit.  On the terms and subject to the
                      -----------------
       conditions set forth herein, the Bank agrees to issue for the account of the Borrower from time to time from the date hereof to and including the 30th day immediately preceding the Expiration Date, its standby Letters of Credit (a 'Letter of Credit' and collectively the 'Letters of Credit') in an aggregate face amount with the face amount of other Outstanding Letters of Credit not to exceed at any one time the lesser of (i) the L/C Sublimit or (ii) the Credit Limit minus Loans outstanding.

       "2.2  Maintenance of Loans.  Revolving Loans shall be maintained, at the
             --------------------
       election of the Borrower made from time to time as permitted herein, as Reference Rate Loans and/or LIBOR Loans or any combination thereof.

       "2.3  Calculation of Interest.  The Borrower shall pay interest on Loans
             -----------------------
       outstanding hereunder from the date disbursed to but not including the date of payment at a rate per annum equal to, at the option of and as selected by the Borrower from time to time (subject to the provisions of Sections 2.6, 2.7 and 2.8 below): (1) with respect to each Revolving
       -------------------------
       Loan which is a LIBOR Loan, at the Applicable LIBOR Rate for the applicable Interest Period, (2) with respect to each Revolving Loan which is a Reference Rate Loan, at a fluctuating rate per annum equal to the Reference Rate during the applicable calculation period, and (3) with respect to each Bid Rate Loan, at the rate quoted to the Borrower by the Bank in the Bank's sole discretion in accordance with Section 2.6(c)
                                                             --------------
       below.

       "2.4  Payment of Interest.
             -------------------

                "(a) Interest accruing on Reference Rate Loans outstanding hereunder shall be payable monthly, in arrears, for each month on or before the tenth Business Day of the next succeeding month and a final payment shall be payable on the Expiration Date in the amount of interest then accrued but unpaid.

                "(b) Interest accruing on LIBOR Loans outstanding hereunder shall be payable in arrears: (1) in the case of LIBOR Loans with Interest Periods ending from not more than three (3) months from the date advanced, at the end of the applicable Interest Period therefor; and (2) in the case of LIBOR Loans with Interest Periods ending later than three
       (3) months from the date advanced, at the end of each three (3) month period from the date advanced, and then at the end of the applicable Interest Period therefor.

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

                "(c) Interest accruing on Bid Rate Loans outstanding hereunder shall be payable in arrears at the end of the applicable Interest Period therefor.

                "(d) The Borrower hereby irrevocably authorizes and directs the Bank to collect interest when due by debiting the amount of interest payable from any collected funds then on deposit in such account maintained by the Borrower with the Bank as the Borrower shall designate, but no failure by the Bank to so debit such account and no insufficiency in the amount on deposit in such account shall excuse the Borrower from making any payment in full when due. In accordance with its usual procedures, the Bank will notify the Borrower of the date and approximate amount of any such debit prior to the date thereof.

                "2.5  Repayment of Principal.  Unless converted on the last day
                      ----------------------
       of an Interest Period in accordance with Section 2.6 below, Eurodollar
                                                -----------
       Loans and Bid Rate Loans shall be repaid on the last day of the relevant Interest Period. Subject to the prepayment requirements of this Agreement, the Borrower shall pay the principal amount of all Loans remaining outstanding on the Expiration Date. The Borrower hereby irrevocably authorizes and directs the Bank to collect principal on the Loans when due by debiting the amount of principal payable from any collected funds then on deposit in such account maintained by the Borrower with the Bank as the Borrower shall designate, but no failure by the Bank to so debit such account and no insufficiency in the amount on deposit in such account shall excuse the Borrower from making any payment in full when due.

       "2.6  Election of Type of Loan; Conversion Options.
             --------------------------------------------

                "(a) The Borrower may elect from time to time to have Revolving Loans funded (i) as Reference Rate Loans by giving the Bank prior irrevocable notice no later than 10:00 a.m. (Los Angeles time) on the proposed date of borrowing of such election, and (ii) as LIBOR Loans by giving the Bank at least three LIBOR Business Days' prior irrevocable notice of such election. The Borrower may elect from time to time to (i) convert Loans outstanding as LIBOR Loans or Bid Rate Loans to Reference Rate Loans by giving the Bank at least one Business Day's prior irrevocable notice of such election, and (ii) convert Loans outstanding as Reference Rate Loans or Bid Rate Loans to LIBOR Loans by giving the Bank at least three Business Days' prior irrevocable notice of such election. Any such conversion of LIBOR Loans may only be made on the last day of the applicable Interest Period. All such elections shall be evidenced by the delivery by the Borrower to the Bank within the required time frame of a duly executed Loan Request. No Reference Rate Loan or Bid Rate Loans shall be converted into a LIBOR Loan if an Event Of Default or Potential Default has occurred and is continuing on the day occurring three LIBOR Business Days prior to the date of the conversion requested by the Borrower. All or any part of outstanding Loans may be converted as provided in this Section 2.6(a),
                                                              --------------
       provided that partial conversions shall be in a principal amount of $500,000 or whole multiples of $100,000 in excess thereof, and in the case of conversions into LIBOR Loans, after giving effect thereto the aggregate of the then number of respective LIBOR Loans having a different Interest Period does not exceed five.

                "(b) Any LIBOR Loan may be continued as such upon the expiration of the Interest Period with respect thereto by giving the Bank at least three LIBOR Business Days' prior irrevocable notice of such election as set forth on a duly executed Loan Request; provided, however, that no LIBOR Loan may be continued as such when any Event Of Default or Potential Default has occurred and is continuing, but shall be automatically converted to a Reference Rate Loan on the last day of the then current Interest Period applicable thereto. If the Borrower shall fail to give notice as provided above, the Borrower shall be deemed to have elected to convert the affected LIBOR Loan to a Reference Rate Loan on the last day of the relevant Interest Period.

                "(c) The Borrower may request a Bid Rate Loan by transmitting to the Bank by telephone (promptly confirmed in writing by telecopy) a Loan Request to be received no later than 9:00 a.m. (Los Angeles time) one Business Day prior to the date (which shall be a Business Day) when such Bid Rate Loan is requested to be made (the 'Bid Rate Loan Funding Date'). Upon receipt of such a Loan Request for a Bid Rate Loan, the Bank may, in its sole discretion, but shall not be obligated to, submit to the Borrower no later than 7:30 a.m. (Los Angeles time) on the relevant Bid Rate Loan Funding Date by telephone (confirmed in writing by telecopy) an offer to make a Bid Rate Loan for the requested Interest Period in a principal amount equal to all or any portion of the Bid Rate Loan requested at the fixed rate of interest per annum specified in such offer. No later than 7:45 a.m. (Los Angeles time) on the Bid Rate Loan Funding Date, the Borrower shall irrevocably notify the Bank by telephone (promptly confirmed in writing by telecopy) if the Borrower accepts or rejects such offer. Any offer not so accepted shall be deemed to be rejected.

       "2.7  Inability to Determine Rate.  In the event that the Bank shall have
             ---------------------------
       determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank market adequate and reasonable means do not exist for ascertaining the LIBOR Rate for any Interest Period, the Bank shall forthwith give notice to the Borrower. If such notice is given: (1) no Loan may be funded as a LIBOR Loan, (2) any Loan that was to have been or would be converted to a LIBOR Loan shall, subject to the provisions hereof, be continued as a Reference Rate Loan, and (3) any outstanding LIBOR Loan shall be converted, on the last day of the then current Interest Period with respect thereto, to a Reference Rate Loan.

       "2.8  Illegality.  Notwithstanding any other provisions herein, if any
             ----------
       law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful for Bank to make or maintain LIBOR Loans as contemplated by this Agreement: (1) the commitment of the Bank hereunder to make or to continue LIBOR Loans or to convert Reference Rate Loans or Bid Rate Loans to LIBOR Loans shall forthwith be canceled and (2) Loans then outstanding as LIBOR Loans, if any, shall be converted automatically to Reference Rate Loans at the end of their respective Interest Periods or within such earlier period as required by law. In the event of a conversion of any such Loan prior to the end of its applicable Interest Period the Borrower hereby agrees promptly to pay the Bank, upon demand in writing setting forth in reasonable detail the calculation of the amount so demanded, the amounts required pursuant to Section 2.11 below, it being agreed and understood
                             ------------
       that such conversion shall constitute a prepayment for all purposes hereof. The provisions hereof shall survive the termination of this Agreement and payment of the outstanding Loans and all other amounts payable hereunder.

       "2.9  Requirements Of Law; Increased Costs.  In the event that any
             ------------------------------------
       applicable law, order, regulation, treaty or directive issued by any central bank or other Governmental Authority, agency or instrumentality or in the governmental or judicial interpretation or application thereof, or compliance by Bank with any request or directive (whether or not having the force of law) issued by any central bank or other Governmental Authority, agency or instrumentality:

                "(1) Does or shall subject the Bank to any tax of any kind whatsoever with respect to this Agreement or any Loans made or Letters Of Credit issued hereunder, or change the basis of taxation of payments to the Bank of principal, fee, interest or any other amount payable hereunder (except for change in the rate of tax on the overall net income of the Bank);

                "(2) Does or shall impose, modify or hold applicable any reserve, capital requirement, special deposit, compulsory loan or similar requirements against assets held by, or deposits or other liabilities in or for the account of, advances or Loans by, or other credit extended by, or any other acquisition of funds by, any office of such Bank which are not otherwise included in the determination of interest payable on the Obligations; or

                "(3)  Does or shall impose on the Bank any other condition;

       "and the result of any of the foregoing is to increase the cost to the Bank of making, renewing or maintaining any Loan or Letter of Credit or to reduce any amount receivable in respect thereof or the rate of return on the capital of the Bank or any corporation controlling the Bank, then, in any such case, the Borrower shall promptly pay to the Bank, upon its written demand made to the Borrower, any additional amounts necessary to compensate the Bank for such additional cost or reduced amounts receivable or rate of return as determined by the Bank with respect to this Agreement or Loans made or Letters Of Credit issued hereunder. If the Bank becomes entitled to claim any additional amounts pursuant to this Section 2.9, it shall promptly
                                               -----------
       notify the Borrower of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence containing the calculation thereof in reasonable detail submitted by the Bank to the Borrower shall be conclusive in the absence of manifest error. The provisions hereof shall survive the termination of this Agreement and payment of the outstanding Loans and all other amounts payable hereunder.

       "2.10  Funding.  The Bank shall be entitled to fund all or any portion of
              -------
       its Loans in any manner it may determine in its sole discretion, including, without limitation, in the Grand Cayman inter-bank market, the London inter-bank market and within the United States, but all calculations and transactions hereunder shall be conducted as though the Bank actually funds all LIBOR Loans through funding dollar deposits in the amount of the relevant Loan in maturities corresponding to the applicable Interest Period in a manner consistent with the method based on which the LIBOR Rate was calculated by the Bank.

       "2.11  Prepayment Premium.  In addition to all other payment obligations
              ------------------
       hereunder, in the event: (1) any Loan which is outstanding as a LIBOR Loan or Bid Rate Loan is prepaid prior to the last day of the applicable Interest Period, whether following a voluntary prepayment, a mandatory prepayment or otherwise, or (2) the Borrower shall fail to continue or to make a conversion to a LIBOR Loan after the Borrower has given notice thereof as provided in Section 2.6 above, or (3) the Borrower shall fail
                              -----------
       to borrow a LIBOR Loan or Bid Rate Loan which has been irrevocably requested, then promptly on written demand (which shall be deemed to be accurate in the absence of manifest error) the Borrower shall pay to the Bank, an additional premium sum compensating the Bank for losses, costs and expenses incurred by the Bank in connection with such prepayment, including, without limitation, those incurred in connection with redeployment of funds.

       "3.  MISCELLANEOUS PROVISIONS.
            --------------

       "3.1  Use of Proceeds.  Loans and Letters of Credit will be used by the
             ---------------
       Borrower in connection with the acquisition and development of Properties, for working capital, and payment of distributions.

       "3.2  Request For Loans and Letters Of Credit; Making of Loans and
             ----------------------       -------------------------------
       Issuance of Letters Of Credit.
       -----------------------------

                "(a)  The Revolving Loans.  If the Borrower desires to borrow
                      -------------------
       Revolving Loans hereunder, the Borrower shall deliver a Loan Request to the Bank, which shall be delivered telephonically no later than 10:00 a.m. (Los

       Angeles time) and immediately confirmed by facsimile transmission, on the day notice of borrowing is required to be given for the type of Revolving Loan being requested pursuant to Section 2.6 above. Each Revolving Loan
                                        -----------
       that is a Reference Rate Loan shall be in a minimum amount not less than $100,000 and in increments of $50,000 in excess thereof. Each Revolving Loan that is a LIBOR Loan shall be in a minimum amount not less than $500,000 and in increments of $100,000 in excess thereof.

                "(b)  The Bid Rate Loans.  If the Borrower desires to borrow
                      ------------------
       Bid Rate Loans hereunder, the Borrower shall deliver a Loan Request and acceptance of an offer by the Bank pursuant to Section 2.6 above. Each
                                                      -----------
       Bid Rate Loan requested by the Borrower shall be in a minimum amount not less than $500,000 and in increments of $100,000 in excess thereof.

                "(c)  Letters Of Credit. If the Borrower desires to request a
                      -----------------
       Letter Of Credit hereunder, the Borrower shall deliver a Letter Of Credit Request (which shall be completed in form and substance satisfactory to the Bank) to the Bank which shall be delivered by telefacsimile transmission at least three (3) Business Days prior to the requested date of issuance. Each such Letter Of Credit Request shall be accompanied by all other documents, instruments, and agreements as the Bank may reasonably request in connection with such request (the 'L/C Documents').

       "3.3  Evidence of Repayment Obligations.
             ---------------------------------

                "(a)  The Loans.  The obligation of the Borrower to repay the
                      ---------
       Loans shall be evidenced by the book, records and accounts of the Bank. Upon any advance, conversion or prepayment as provided in this Agreement with respect to any Loan, the Bank is hereby authorized to record the date and amount of each such advance and conversion, or the date and amount of each such payment or prepayment of principal of the Loan, the applicable Interest Period and interest rate with respect thereto, by any method the Bank may elect consistent with its customary practices and any such recordation shall constitute prima facie evidence of the accuracy of
                                         ----- -----
       the information so recorded absent manifest error. The failure of the Bank to make any such notation shall not affect in any manner or to any extent the Borrower's Obligations hereunder.

                "(b) Letters Of Credit.  Each Drawing under a Letter Of Credit
                     -----------------
       shall be payable in full by the Borrower on the date thereof, without demand or notice of any kind. If the Borrower desires to repay a Drawing from the proceeds of a Loan, the Borrower may request a Loan in accordance with the other terms and conditions of this Agreement and, if disbursed on the date of such Drawing, such Reference Rate Loan shall be applied in payment of such reimbursement obligation by the Borrower. The obligation of the Borrower to reimburse the Bank for Drawings shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Bank (except such as may arise out of the Bank's gross negligence or willful misconduct hereunder) or any other Person, including, without limitation, any set-off, counterclaim or defense based upon or arising out of:

                "(i)   Any lack of validity or enforceability of this Agreement
       or any of the other Loan Documents;

                "(ii) Any amendment or waiver of or any consent to departure from the terms of any Letter Of Credit;

                "(iii) The existence of any claim, set-off, defense or other right which the Borrower or any other Person may have at any time against any beneficiary or any transferee of any Letter Of Credit (or any Person for whom any such beneficiary or any such transferee may be acting); or

                "(iv) Any allegation that any demand, statement or any other document presented under any Letter Of Credit is forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect whatsoever or any variations in punctuation, capitalization, spelling or format of the drafts or any statements presented in connection with any Drawing.

       "3.4  Nature and Place of Payments.  All payments made on account of the
             ----------------------------
       Obligations shall be made by the Borrower, without setoff or counterclaim, in lawful money of the United States of America in immediately available funds, free and clear of and without deduction for any taxes, fees or other charges of any nature whatsoever imposed by any taxing authority and must be received by the Bank by 1:00 p.m. (Los Angeles time) on the day of payment, it being expressly agreed and understood that if a payment is received after 1:00 p.m. (Los Angeles time) by the Bank, such payment will be considered to have been made by the Borrower on the next succeeding Business Day and interest thereon shall be payable by the Borrower at the Reference Rate during such extension. If any payment required to be made by the Borrower hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension.

       "3.5  Default Interest.  After the occurrence of and during the
             ----------------
       continuance of an Event Of Default, the Bank, in its sole discretion, may determine that all Obligations shall bear interest from the date due until paid in full at a per annum rate equal to the Default Rate.

       "3.6  Computations.  All computations of interest and fees payable
             ------------
       hereunder shall be based upon a year of 360 days for the actual number of days elapsed.

       "3.7  Prepayments.
             -----------

                "(a) The Borrower may prepay Reference Rate Loans hereunder in whole or in part at any time. LIBOR Loans and Bid Rate Loans may only be paid at the end of their respective Interest Periods.

                "(b) The Borrower shall pay in connection with any prepayment hereunder, whether voluntary or mandatory, all interest accrued but unpaid on Loans to which such prepayment is applied, and all prepayment premiums, if any, on LIBOR Loans and Bid Rate Loans to which such prepayment is applied, concurrently with payment to the Bank of any principal amounts.

                "(c) Subject to the other terms and conditions of this Agreement, the Borrower may, from time to time upon five (5) Business Days' prior written notice to the Bank, reduce the Credit Limit, in increments of not less than $1,000,000, to an amount not less than the aggregate Loans outstanding and Outstanding Letters Of Credit.

       "3.8   Fees.
              ----

                "(a)  Unused Credit.  The Borrower shall pay to the Bank an
                      -------------
       unused credit fee on the average daily amount by which the Credit Limit exceeds the sum of outstanding Loans and Letter of Credit Obligations, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter, based upon the daily utilization for such quarter, equal to .125% per annum. Such fee shall accrued from the date of the Second Amendment to this Agreement and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter, commencing on September 30, 1997 with the final payment to be made on the Maturity Date.

                "(b)  Letter Of Credit Fees.  The Borrower shall pay to the
                      ---------------------
       Bank (i) on the date of issuance of each Letter of Credit a non-refundable letter of credit commission computed at the per annum rate of 1.5% on the face amount of such standby Letters Of Credit and (ii) on demand, such other fees as may be required by the Bank in accordance with its standard fee structure for such Letters of Credit.

                "(c)  Other Fees.  The Borrower shall pay such other fees as it
                      ----------
       shall from time to time agree upon in connection with this Agreement pursuant to letter agreements entered into with reference to this paragraph."

2.  CONDITIONS TO EFFECTIVENESS OF FIRST AMENDMENT.  As conditions precedent to
    ----------------------------------------------
the effectiveness of this First Amendment:

     2.1  Delivery of Documents.  The Borrower shall have delivered to the Bank,
          ---------------------
in form and substance satisfactory to the Bank and its counsel, each of the following:

            (a) First Amendment Documents.   This First Amendment and any other
                -------------------------
       documents, instruments, and agreements required or necessary to consummate the transactions contemplated under this First Amendment (the "First Amendment Documents"), all duly executed.
        -------------------------

            (b) Evidence of Authority.  Certified resolutions of the Board of
                ---------------------
       Directors of the Borrower approving the execution, delivery and performance of each of the First Amendment Documents.

            (c) Incumbency.  A certificate of the Secretary or an Assistant
                ----------
       Secretary of the Borrower and each Material Subsidiary certifying the names and true signatures of the officers of the Borrower authorized to sign the First Amendment Documents and, on an ongoing basis, to act under and to perform the First Amendment Documents.

            (d) Miscellaneous Documents.  Such other documents as the Bank may
                -----------------------
       reasonably require with respect to the transactions described in this First Amendment.

     2.2  Other Actions.  All acts and conditions (including, without
          -------------
limitation, the obtaining of necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened precedent to the execution, delivery and performance of the First Amendment Documents and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all applicable laws.

     2.3  Payment of Fees.  The Bank shall have received payment in full of all
          ---------------
its expenses and fees (including attorneys' fees and the allocated cost of inside counsel) incurred in connection with the preparation and negotiation of the First Amendment and the other First Amendment Documents.

     2.4  Documentation Satisfactory.  All documentation, including, without
          --------------------------
limitation, documentation for corporate and legal proceedings in connection with the transactions contemplated by the First Amendment Documents shall be in form and substance satisfactory to the Bank and its counsel.

     2.5  Representations and Warranties.  The representations and warranties
          ------------------------------
set forth in Section 5 of the Credit Agreement and Section 3 of this First Amendment and in any other document, instrument, agreement or certificate delivered to the Bank hereunder shall be true and correct in all material respects.

     2.6  Event of Default.  No event shall have occurred and be continuing
          ----------------
which constitutes, or with the lapse of time or giving of notice or both, would constitute an Event of Default.

3.  REPRESENTATIONS AND WARRANTIES.  The Borrower hereby makes the following
    ------------------------------
representations and warranties to the Bank, which representations and warranties shall be continuing:

     3.1  Status.  The Borrower (a) is duly organized, validly existing and in
          ------
good standing under the laws of the jurisdiction of its creation, and is in good standing under the laws of each jurisdiction where it is organized; (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the First Amendment Documents and the Loan Documents, as amended thereby; (c) is duly qualified as a foreign Person, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and (d) is in compliance with all applicable laws and regulations; except, in each case referred to in clauses (b), (c), or (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     3.2  Authority.  The execution, delivery and performance by the Borrower of
          ---------
the First Amendment Documents have been duly authorized and do not and will not: (i) violate, in any material respect, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having application to the Borrower or any of its Subsidiaries; (ii) result in a breach of or constitute a default under any material indenture or loan or credit agreement or other material agreement, lease or instrument to which the Borrower or any of its Subsidiaries is a party or by which it or its properties may be bound or affected; or (iii) require any consent or approval of its stockholders or members or violate any provision of its articles of incorporation or by-laws or other organizational documents.

     3.3  Governmental Authorization.  No approval, consent, exemption,
          --------------------------
authorization, or other action by, or notice to, or filing with, any governmental authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower or any Material Subsidiary of this First Amendment or any other First Amendment Document.

     3.4  Legal Effect.  Each First Amendment Document has been duly executed
          ------------
and delivered on behalf of the Borrower and constitutes, and any instrument, document or agreement required hereunder when delivered hereunder will constitute, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms subject to bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors rights generally and by general equitable principles.

4.  MISCELLANEOUS PROVISIONS
    ------------------------

     4.1   Conflicting Provisions.  To the extent that any of the terms or
           ----------------------
provisions contained in this First Amendment are inconsistent with those contained in any other document, instrument or agreement executed pursuant hereto, the terms and provisions contained herein shall control. Otherwise, such provisions shall be considered cumulative.

     4.2  Binding Effect; Assignment.  This First Amendment shall be binding
          --------------------------
upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the Bank's prior written consent. The Bank may sell, assign or grant participations in all or any portion of its rights and benefits hereunder. The Borrower agrees that, in connection with any such sale, grant or assignment, the Bank may deliver to the prospective buyer, participant or assignee financial statements and other relevant information relating to the Borrower.

     4.3  Jurisdiction.  THIS FIRST AMENDMENT AND ANY DOCUMENTS, INSTRUMENTS OR
          ------------
AGREEMENTS MENTIONED OR REFERRED TO HEREIN SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES, TO THE JURISDICTION OF WHOSE COURTS THE PARTIES HEREBY SUBMIT.

     4.4  Counterparts.  This First Amendment may be executed in one or more
          ------------
counterparts and each set of counterparts signed by all the parties shall constitute one original.

     4.5  Severability.  If any provision of this First Amendment shall be
          ------------
unenforceable for any reason, then the remaining provisions of this First Amendment shall be enforced without regard to such provision.

     4.6  Headings.  The headings set forth herein are solely for the purpose of
          --------
identification and have no legal significance.

     4.7  Entire Agreement.  This First Amendment and any other First Amendment
          ----------------
Documents shall constitute the entire and complete understanding of the parties with respect to the transactions contemplated hereunder. All previous conversations, memoranda and writings between the parties or pertaining to the transactions contemplated hereunder that are not incorporated or referenced in this First Amendment or any other First Amendment Documents are superseded hereby

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first hereinabove written.

BANK:                         BORROWER:

SANWA BANK CALIFORNIA         BRE PROPERTIES, INC.


By:  /s/ Frank C. McDowell    By:  Frank C. McDowell
     ---------------------    Title: President
Title:  President
      -----------


By:  /s/ LeRoy E. Carlson     By:  LeRoy Carlson
     --------------------     Title: Executive Vice President and
Title:  EVP and Secretary            Secretary
     --------------------



                          REAFFIRMATION BY GUARANTOR

The undersigned Guarantor hereby acknowledges receipt of the foregoing First Amendment and reaffirms that its Guaranty remains in full force and effect with respect to Obligations of the Borrower under the Credit Agreement as amended thereby.

                              BRE PROPERTY INVESTORS LLC


                              By: :  /s/ LeRoy E. Carlson
                                     --------------------
                              Title: EVP and Secretary
                                     -----------------